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                               OFFER TO PURCHASE
                                    UNITS OF
                         INCOME GROWTH PARTNERS, LTD. X
                                       FOR
                            $500 PER CLASS A UNIT AND
                              $5 PER ORIGINAL UNIT
               (Subject to the terms and conditions of the Offer)






                            Everest Investors 10, LLC
                       199 S. Los Robles Avenue, Suite 440
                           Pasadena, California 91101








       Everest Investors 10, LLC is not an affiliate of the Partnership or the General Partner of the Partnership.

                                       ---

              Please read carefully the enclosed Offer to Purchase.

                                       ---

   To accept the Offer, please carefully follow the enclosed Instructions and return your duly executed Agreement of Transfer in the envelope provided.



   If you have any questions or need assistance in completing the Agreement of
                Transfer, please call Everest at 1-800-611-4613

                                                              February 24, 1999